UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. )

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2022

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-36469
(Commission File Number)

Delaware	84-1070932
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3800 NORTH 28TH WAY, #1
HOLLYWOOD, Florida 33020
(Address of principal executive offices, including zip code)

(305) 600-5004
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCMC	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A to the Form 8-K filed on August 23, 2022 is being filed for the purpose of filing Exhibit 99.1 and describing the First Amendment to the Securities Purchase Agreement.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2022, Healthier Choices Management Corp. (the “Company” or “HCMC”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company sold and issued 14,722.075 shares of its Series E Redeemable Convertible Preferred Stock (the “Preferred Stock”) to five institutional investors (the “Purchasers”) for an aggregate subscription price of $13,250,000 (the “Offering”).  On March 2, 2023, the parties to the SPA entered into First Amendment to Securities Purchase Agreement, pursuant to which the Company has agreed pay the each Purchaser ten percent (10%) of the Stated Value of the Preferred Stock upon conversion of such Preferred Stock into common stock prior to the record date for the Spin Off.  As of March 6, 2023, 535 shares of Preferred Stock have been converted and 555.55 shares of Preferred Stock have been redeemed.

The foregoing description of the First Amendment to Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Securities Purchase Agreement, dated as of March 2, 2023, by and between Healthier Choices Management Corp. and the purchasers named therein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: March 6, 2023	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

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